UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 18, 2024

CANOO INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-38824 (Commission File Number)	83-1476189 (I.R.S. Employer Identification Number)

19951 Mariner Avenue Torrance, California	90503
(Address of principal executive offices)	(Zip Code)

(424) 271-2144

(Registrant’s telephone number,
 including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	GOEV	The Nasdaq Capital Market

Warrants to purchase shares of Common Stock	GOEVW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 is incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On October 18, 2024, Canoo Inc. (the “Company”) issued an Unsecured Grid Promissory Note (the “Note”) to an entity affiliated with Mr. Tony Aquila, the Company’s Chief Executive Officer and Executive Chair, AFV Management Advisors, LLC (“AFV”), in the initial principal amount of $850,000, and received an advance of $850,000. The Note provides that the Company may, from time to time request additional advances from AFV in such greater amount as shall be mutually agreed, which will be added to the Note. Interest shall accrue on the unpaid portion of the principal amount at a fixed rate of 11% per annum, payable monthly. The outstanding portion of the principal amount, together with any accrued and unpaid interest, shall be payable on October 18, 2025. The Company may prepay the Note in whole or in part at any time without penalty.

On October 21, 2024, the Company requested, and AFV agreed to fund, a second advance in an amount equal to $270,000 under the Note (the “Second Advance”). The Second Advance was funded on October 21, 2024. As of October 24, 2024, the aggregate principal amount outstanding under the Note is $1,120,000.

Pursuant to the Note, the parties agreed to negotiate in good faith to establish and enter into a secured revolving credit facility between AFV (or an affiliate) and the Company, in amounts and terms to be determined. Should the parties enter into a secured credit facility, the Note and amounts owing thereunder would become subject to such facility. There can be no assurance that any such facility will be entered into.

The Note contains customary events of default. Subject to the terms and conditions of the Note, if one or more events of default shall have occurred and be continuing, AFV may at its option by written notice to the Company declare the principal amount and all advances and unpaid interest thereon to be immediately due and payable.

The issuance of the Note was made in reliance upon an exemption from registration provided under Section 4(a)(2) of the Securities Act.

The Note was approved by the independent directors of the Company as a related party transaction.

The foregoing description of the Note does not purport to be complete and is qualified in its entirety by reference to the Note, which is filed hereto as Exhibit 10.1 and which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description
10.1	Unsecured Grid Promissory Note, issued to AFV Management Advisors, LLC, dated October 18, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward-Looking Statements

This report contains forward-looking statements, and any statements other than statements of historical fact could be deemed to be forward-looking statements. These forward-looking statements include, among other things, statements regarding the intent to enter into a secured revolving credit facility with AFV and the total amount of proceeds to be received by the Company under the Note. These statements are subject to risks and uncertainties, and actual results may differ materially from these statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. The Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 24, 2024	CANOO INC.

	By:	/s/ Hector Ruiz
	Name:	Hector Ruiz
	Title:	General Counsel and Corporate Secretary